UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2007
OLD NATIONAL BANCORP
(Exact name of Registrant as specified in its charter)

Indiana	001-15817	35-1539838

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Main Street
Evansville, Indiana 47708
(Address of Principal Executive Offices, including Zip Code)
(812) 464-1294
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐   Written communications pursuant to Rule 425 under the Securities Act
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Amended and Restated Articles of Incorporation

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On May 22, 2007 Old National Bancorp (the “Company”) filed Articles of Amendment with the Secretary of State of the State of Indiana to amend and restate its Amended and Restated Articles of Incorporation (the “Articles”). The amendments were approved on May 17, 2007 at the annual meeting of shareholders of the Company.
     Section 1 of Article VII of the Articles was amended to declassify the Company’s Board of Directors and allow for the annual election of directors.
     Article IV of the Articles was deleted in its entirety and the Articles following Article IV were renumbered accordingly. Article IV of the Articles provided the name and address of the Company’s Registered Agent and the address of the principal office of the Company. Since the Company has filed a statement of change with the Secretary of State of Indiana to update the address of the Registered Agent and registered office of the Company, the Indiana Business Corporation Law does not require that the Articles provide this information.
     The Amended and Restated Articles of Incorporation, which are filed as Exhibit 3.1 to this Current Report on Form 8-K, are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Indiana on May 22, 2007.
* * * * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Old National Bancorp (Registrant)
Date: May 22, 2007
	By:	/s/ Jeffrey L. Knight
Jeffrey L. Knight
Executive Vice President, Chief Legal Counsel and Corporate Secretary